Exhibit 99.2
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                                   EXHIBIT B
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                             Joint Filing Agreement
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The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Foamex International Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:  May 1, 2006


SIGMA CAPITAL MANAGEMENT, LLC


By: /s/ Peter Nussbaum
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Name:   Peter Nussbaum
Title:  Authorized Signatory


SIGMA CAPITAL ASSOCIATES, LLC


By: /s/ Peter Nussbaum
    ------------------------------------------
Name:   Peter Nussbaum
Title:  Authorized Signatory


STEVEN A. COHEN


By: /s/ Peter Nussbaum
    ------------------------------------------
Name:   Peter Nussbaum
Title:  Authorized Signatory